                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

     The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock of Terra Industries Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934 and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate.

DATED: December 23, 2004


                                       WINDMILL MASTER FUND LP

                                       By:      Duquesne Holdings LLC,
                                                its general partner

                                       By:      Stanley F. Druckenmiller,
                                                its managing member

                                       By:          /s/ Gerald Kerner
                                                ____________________________
                                                Name:    Gerald Kerner
                                                Title:   Attorney-in-Fact

                                       DUQUESNE CAPITAL MANAGEMENT, L.L.C.

                                       By:          /s/ Gerald Kerner
                                                ____________________________
                                                Name:  Gerald Kerner
                                                Title: Managing Director

                                       STANLEY F. DRUCKENMILLER

                                       By:          /s/ Gerald Kerner
                                                ____________________________
                                                Name:  Gerald Kerner
                                                Title: Attorney-in-Fact